UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 12, 2014

ZIONS BANCORPORATION
(Exact name of registrant as specified in its charter)

UTAH	001-12307	87-0227400
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE SOUTH MAIN, 15th FLOOR, SALT LAKE CITY, UTAH	84111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 801-524-4787

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 7.01	Regulation FD Disclosure

On February 12, 2014, Zions Bancorporation (“Zions”) announced that it had completed the sale of the collateralized debt obligation securities ("CDOs") that it identified for sale as of December 31, 2013.  At December 31, the securities had a total par value of $631 million and an amortized cost of $282 million.  Zions realized total proceeds from the sale of such securities of $347 million, thus resulting in realized first quarter pre-tax gains of $65 million.

On February 12, Zions issued a press release with respect to these matters, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits
The following exhibit is furnished as part of this current report on Form 8-K:

Exhibit 99.1 – Zions Bancorporation press release announcing the sale of the collarteralized debt obligation securities ("CDOs") that it identified for sale as of December 31, 2013.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIONS BANCORPORATION

Date: February 13, 2014	By:	/s/ THOMAS E. LAURSEN
Name: Thomas E. Laursen
Title: EVP, General Counsel